DiaSys Corporation
49 Leavenworth Street
Waterbury, Connecticut 06702
----------------------------------

NOTICE OF POSTPONED ANNUAL MEETING
TO BE HELD MARCH 24, 2000
----------------------------------

Dear Shareholder:

	The Annual Meeting scheduled for Wednesday, February 23, 2000, at 10:00 a.m., Eastern Standard Time, at The Sheraton Hotel, 3580 East Main Street, Waterbury, Connecticut ("Annual Meeting"), has been adjourned to March 9, 2000 (THE ANNUAL MEETING
WILL STILL BE HELD AT THE SHERATON HOTEL IN
WATERBURY, CONNECTICUT). The Board of Directors has determined to include additional proposals, at the Annual Meeting, upon which the shareholders must consider and vote upon. Therefore, in order to comply with the technical requirements of the federal and state corporate and securities laws, the Annual Meeting was postponed until March 24, 2000.

	A supplement to the original Proxy Statement, including an additional proxy card, will be mailed to you shortly, to reflect the additional proposals to be voted upon by the shareholders. Any proxies you may have executed and returned to the Company, with respect to the original Proxy Statement, are still in effect, until such time as you revoke the proxy, and will be voted in accordance with the instructions contained therein.

	Your vote is very important. Whether or not you plan to attend the Annual Meeting, please take the time to vote by completing, signing, dating and mailing the proxy cards you receive from the Company.


				By Order of the Board of Directors


				Conard R. Shelnut
				Secretary


Dated: February 16, 2000